EXHIBIT 23

                			  INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Dow Chemical Company on Form S-8 of our report dated February 8, 1995 appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 1994, and to the reference to us under Item 3, "Incorporation of Documents by Reference", of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Midland, Michigan

March 22, 1995

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